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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                   BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC
                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transactions applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:
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Dear _______:

The BACAP Alternative Multi-Strategy Fund, LLC (the "Fund") mailed a Proxy Statement to Investors on April 22, 2005 describing proposals for consideration at a Special Meeting of Investors to be held on May 27, 2005 (the "Meeting"). To date, the Fund has not received your vote on these proposals. To act on these proposals at the Meeting, the Fund needs your vote. Please review this email, indicate your vote after each proposal and email your response to all of the persons identified on the "copy to" line of this email. You may do this by choosing a "reply to all" option.

Your response to this email will constitute an instruction to, and authorization for, us to complete a proxy card on your behalf. We will indicate your votes on a proxy card as instructed by you in this email, and will place your name on that proxy card. We will date the proxy card the date of your email response. Based on this proxy card, the proxies identified in the proxy card will cast all votes that you are entitled to cast at the Meeting and at any adjournment thereof, in the manner that you direct below with respect to the matters referred to in the Proxy Statement, receipt of which you acknowledge by responding to this email, and in the proxies' discretion with respect to other matters that properly come before the meeting or any adjournment thereof.

If you have any questions about this proxy solicitation, please refer to your Proxy Statement or contact the Fund toll free at (888) 786-9977 between 8:30 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS OF THE FUND FOR THE SPECIAL MEETING OF INVESTORS TO BE HELD ON MAY 27, 2005.

IF YOU RESPOND TO THIS EMAIL, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE VOTED AS SPECIFIED. IF YOU RESPOND TO THIS EMAIL BUT DO NOT SPECIFY HOW YOU WISH TO VOTE FOR ANY ONE OR MORE OF THE PROPOSALS, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE VOTED "FOR" ALL PROPOSALS AS TO WHICH NO SPECIFICATION IS MADE.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE MANAGER NOMINEE AND "FOR" THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.


1.  ELECTION OF MANAGER.

      ALAN BROTT

Please indicate your vote by typing in "FOR" (indicating that you are voting in favor of the nominee listed above) or "WITHHOLD" (indicating that you are voting against the nominee listed above): ________


2. APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND LIBERTY ASSET MANAGEMENT COMPANY (now known as Banc of America Investment Advisors, Inc.).

Please indicate your vote by typing in "FOR" or "AGAINST" or "ABSTAIN": ________
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3.  TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR
ANY ADJOURNMENT THEREOF.

Please indicate your vote by typing in "GRANT" or "WITHHOLD": ________



PLEASE NOTE: If the person responding to this email for the Investor identified above is responding as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please indicate this by identifying an appropriate title here: ________________.

A response to this email with respect to an interest held in the name of two or more persons is valid if made by one of them unless at or before exercise of the proxy authorized by this email the Fund receives specific written notice to the contrary from any one of them.